Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in Registration Nos. 33-43571 and 33-59240 of Recoton Corporation on Forms S-8 of our report dated April 1, 2002 appearing in this Annual Report on Form 10-K of Recoton Corporation for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
--------------------------
DELOITTE & TOUCHE LLP


New York, New York
April 1, 2002